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                                   ASSIGNMENT
                                       AND
                                    AGREEMENT


         The Assignment and Agreement, made this 22nd day of September, 1999 (the "Effective Date"), by THE FRESH JUICE COMPANY OF CALIFORNIA, INC. (hereinafter referred to as the "Assignor"), a Delaware corporation having its principal offices at 875 West Eighth Street, Azusa, California, and HANSEN BEVERAGE COMPANY (hereinafter referred to as the "Assignee"), a Delaware corporation having its principal offices at 2380 Railroad Street, Suite 101, Corona, California (each of the Assignor and Assignee being hereinafter referred to individually as a "Party" and collectively as the "Parties");

                            INTRODUCTION AND RECITALS

         WHEREAS, Assignor, as the sole successor and/or sole assignee of HANSEN'S JUICES, INC. ("HJI"), owns, possesses and/or enjoys certain rights, titles and interests, whether as owner, exclusive licensee, or otherwise: (i) as a grantor and beneficiary under and pursuant to the terms of that certain Agreement of Trust made as of July 27, 1992, as amended (hereinafter referred to, together with its amendments, as the "Trust Agreement", annexed as Schedule I hereto) by, between and among HJI and Assignee as grantors/beneficiaries and Gary Hansen, Anthony Kane and Burton S. Rosky as trustees (said trustees hereinafter referred to collectively as the "Former Trustees") and predecessors of Rodney C. Sacks, the current trustee (the "Trustee") of a trust established by the Trust Agreement for the benefit of HJI and the Assignee (hereinafter, the "Trust"); and (ii) as exclusive Licensee pursuant to that certain Fresh Juices License Agreement, as amended (hereinafter referred to, together with its amendments, as the


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"Fresh Juices Agreement", annexed as Schedule 2 hereto) entered into on July 27,
1992 between HJI as Licensee and the Former Trustees on behalf of the Trust as Licensor, and (iii) as a party entitled, inter alia, to procure certain Third Party Licenses pursuant to that certain Royalty Sharing Agreement (hereinafter referred to as the "Royalty Sharing Agreement", annexed as Schedule 3 hereto) entered into on July 27, 1992 by, between and among the Former Trustees on behalf of the Trust, HJI and the Assignee; and (iv) as a licensor or sublicensor to Hansen's Juice Creations, Limited Liability Company ("Juice Creations") of certain rights and licenses granted to HJI by the Fresh Juices Agreement and/or the Royalty Sharing Agreement, said rights and licenses being licensed by HJI to Juice Creations pursuant to the Royalty Agreement dated April 26, 1996 between Juice Creations and HJI (the "Juices Royalty Agreement", annexed as Schedule 4 hereto), and a letter agreement dated May 14, 1996 (the "Letter Agreement", annexed as Schedule 5 hereto), as amended by HJI and Juice Creations' subsequent agreement to an amendment thereof dated May 9, 1997 (the "Juices Royalty Amendment", annexed as Schedule 6 hereto), entered into together with the Agreement of Purchase and Sale of Membership Interests and Amendment of Royalty Agreement (the "Membership Purchase Agreement") dated May 9, 1997 (the Juices Royalty Agreement, as amended by the Letter Agreement and the Juices Royalty Amendment and all of the terms and conditions of the Membership Purchase Agreement, and/or of such other agreement, as purport to govern Juice Creations' right and license in the Trademarks and/or Trade Names, being hereinafter referred to collectively as the "Fresh Juices Sublicense"); and (v) pursuant to the foregoing agreements, or otherwise, as the owner, registrant, or possessor of other rights, titles and/or interests in and to the common law and registered trademark "HANSEN'S", alone or in conjunction with other words, and in various


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forms, variations, or composites thereof, together with all registrations and applications for registration for said mark, including, without limitation, the U.S. trademark registration No. 1,258,780 for "HANSEN'S" (hereinafter referred to as the "Trademarks"), which are fully described in the annexed Schedule 7, incorporated as a part hereof; and (vi) pursuant to the foregoing agreements, or otherwise, as the owner, registrant, or possessor of rights, titles and/or interests in and to the common law and registered designation "HANSEN'S", alone or in conjunction with other words, and in various forms, variations or composites thereof, as a service mark, trade name, commercial name, company name, business name, corporate name or doing business name, together with all registrations and applications for registration thereof (hereinafter referred to as the "Trade Names"), each of which is fully described in the annexed Schedule 8, incorporated as a part hereof; (vii) pursuant to the foregoing agreements, or otherwise, as the owner, registrant, or possessor of rights, titles and/or interests in and to the trade dress and pictorial work herein entitled "HANSEN'S GIRL"', depicted on the attached Schedule 9, and incorporated as a part hereof; all of the foregoing rights, titles and interests of Assignor hereinabove set forth in this paragraph being hereinafter referred to, collectively, as the "Intellectual Property"; and

         WHEREAS, the aforesaid rights, titles and interests of Assignor in the Intellectual Property include, without limitation, the entire right, title and interest of Assignor and HJI in and to the Trademarks and the Trade Names, together with all registrations and applications for registration thereof; and

         WHEREAS, Assignee is desirous of hereby acquiring the entire right, title and interest of HJI and Assignor, HJI's sole successor and/or sole assignee, in and to the Intellectual Property, in


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whole and in part, together with the goodwill of the business associated with the Intellectual Property, including, without limitation, the entire right, title and interest of HJI and Assignor: (i) as grantor and beneficiary under and pursuant to the terms of the Trust Agreement; and (ii) as exclusive Licensee under and pursuant to the terms of the Fresh Juices Agreement; and (iii) as a party entitled, inter alia, to procure certain Third Party Licenses under and pursuant to the terms of the Royalty Sharing Agreement; and (iv) as Licensor under and pursuant to the terms of the Fresh Juices Sublicense; and

         WHEREAS, it is the primary intention and purpose of this Assignment and Agreement to transfer such rights, titles and interests to Assignee as will enable Assignee to assume full ownership, possession and enjoyment of all right, title and interest in and to the Trademarks and Trade Names, (including, without limitation, the entire, valid and exclusive ownership and title therein and in all registrations and applications for registration thereof, and all goodwill of the businesses directly associated therewith), by, among other means, enabling Assignee to cause the assignment and transfer by the Trust of all such right, title and interest to Assignee or Assignee's designee;

         NOW, THEREFORE, TO ALL WHOM IT MAY CONCERN, BE IT KNOWN, that, in consideration of the foregoing premises; the mutual covenants, agreements and understandings hereinafter contained; the sums set forth in
Section 2 below; and other good and valuable consideration the validity, receipt and sufficiency of which Assignor does hereby acknowledge, the Parties acknowledge and agree as follows:

         Section 1: Assignment. The Assignor has sold, assigned, transferred, set over and conveyed, and by this Assignment and Agreement does hereby sell, assign, transfer, set over and


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convey, effective as of the Effective Date, unto the Assignee, Assignee's successors, representatives and assigns, the Assignor's and HJI's entire right, title and interest throughout the United States, world and universe in and to the Intellectual Property, together with the goodwill of the business associated therewith, including, without limitation, the Assignor's and HJI's entire right, title and interest in and to each of the following licenses and agreements:

         (A) the Fresh Juices Agreement;

         (B) the Royalty Sharing Agreement;

         (C) the Trust Agreement; and

         (D) the Fresh Juices Sublicense,

provided and on condition, however, that the above assignment "(D)" of Assignor's right, title and interest in and to the Fresh Juices Sublicense shall not take effect unless and until Assignor finally resolves, pursuant to settlement and release and/or non-appealable judicial or arbitral award, order and/or judgment, its dispute with Juice Creations, the Fresh Smoothie Company, Limited Liability Company ("FSC"), Harvey Laderman and Barry Lublin and any of their purported agents, heirs, executors, successors or assigns, as set forth in Assignor's Cross-Demand for Declaratory Relief, dated August 11, 1999, filed with the American Arbitration Association and all claims, counterclaims or other matters relating thereto (the "Fresh Juices Sublicense Dispute"), and further provided, that the above assignments shall not include any goodwill of the business of Assignor or HJI not directly associated with the Intellectual Property and further provided, that the above assignments shall not include any words, graphics, designs and/or other trade dress features that Assignor is using as of the Effective Date other than the Trademarks, Trade Names and/or HANSEN'S GIRL, all right, title and interest in and to which Trademarks,


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Trade Names and HANSEN'S GIRL are herein assigned to Assignee, and none of which
Trademarks, Trade Names and/or HANSEN'S GIRL shall henceforth be used by Assignor, in any manner or medium, including, without limitation, in any advertising, promotional, marketing, sales or other commercial materials, in, on, as or in connection with any trademark, service mark, trade dress, trade name, commercial name, corporate name, company name, business name or any other designation of source, association, affiliation, sponsorship or origin, except pursuant to such express written license as is herein, or as may hereafter be, granted by Assignee.

         The Assignor further irrevocably agrees to complete the aforementioned assignment to Assignee, for the consideration herein stated, of the Fresh Juices Sublicense and Assignor's rights thereunder forthwith upon the final resolution of the Fresh Juices Sublicense Dispute pursuant to settlement and release and/or non-appealable judicial or arbitral award, order and/or judgment, in the event that the Fresh Juices Sublicense remains in force and effect, in whole or in part, after final resolution of such Dispute; provided, however, that neither the foregoing assignment, nor any other provision of this Assignment and Agreement, shall transfer or assign, or in any way be construed as transferring or assigning, to Assignee: (a) any rights to, or benefit of, the obligation or duty of Juice Creations or FSC or either of their successors, representatives or assigns (hereinafter all referred to collectively as "'HJCL") to purchase its juice products or ingredients or any other products from Assignor; or (b) any obligation or duty to supply HJCL with said juice products or ingredients or any other products; or (c) or any obligation or duty to refrain from or observe any restriction upon competition with HJCL; or (d) any obligation or duty not to unreasonably or otherwise withhold consent to any request by HJCL to advertise, promote, sell,


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manufacture or distribute any product in competition with any product advertised, promoted, sold, manufactured or distributed by Assignee; and (e) any obligations, duties or liabilities whatsoever that Assignor or HJI may at any past, present or future time have or incur to or in favor of HJCL, whether in terms of or pursuant to any sublicense between Assignor and HJCL, or HJI and HJCL, or otherwise.

         Section 2: Consideration. The monetary consideration payable by Assignee to Assignor for the assignment herein of the Intellectual Property is to be allocated as follows:

         (A) the sum of $200,000 (TWO HUNDRED THOUSAND U.S. DOLLARS) for the assignment set forth in Section 1(A);

         (B) the sum of $175,000 (ONE HUNDRED SEVENTY-FIVE THOUSAND U.S. DOLLARS) for the assignment set forth in Section 1(B);

         (C) the sum of $400,000 (FOUR HUNDRED THOUSAND U.S. DOLLARS) for the assignment set forth in Section 1(C); and

         (D) the sum of $10 (TEN U.S. DOLLARS) for such assignment, if any, of the Fresh Juices Sublicense as may hereafter be completed by Assignor to Assignee pursuant to the terms and conditions of Assignor's assignment obligation set forth in Section 1 above.

         Section 3: Terms of Payment. The foregoing consideration shall be paid by Assignee to Assignor as follows:

         (A) $343,750 (THREE HUNDRED FORTY THREE THOUSAND SEVEN HUNDRED FIFTY U.S. DOLLARS) on the date of signing this Assignment and Agreement;

         (B) $143,750 (ONE HUNDRED FORTY THREE THOUSAND SEVEN HUNDRED FIFTY U.S. DOLLARS) on each of the following dates:


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                  (i)      August 1, 2000

                  (ii)     August 1, 2001

                  (iii)    August 1, 2002

Assignee may, at its option, prepay any of the amounts due pursuant to this
Section 3(B);

         (C) $10 (TEN U.S. DOLLARS) within 30 (thirty) days after written notification to Assignee by Assignor that there has been a final resolution of the Fresh Juices Sublicense Dispute and that the Fresh Juices Sublicense remains in force and effect, in whole or in part, after such final resolution, which written notification Assignor hereby agrees to give to Assignee within 5 (five) days of such resolution; and

         (D) In the event Assignor has not received payment within three (3) business days of any due date set forth in Section 3(B) above, Assignor may give written notice of non-receipt in accordance with Section 11(D) of this Assignment and Agreement. Assignee shall then have thirty (30) days within which to deliver the full amount of the overdue payment to Assignor. If Assignee fails to deliver full payment within that period, Assignor may, at its option, terminate this Agreement by giving written notice of termination in accordance with the notice provisions set forth in Section 11(D) hereof.

         Section 4: Non-Encumbrance. Upon the signing of this Assignment and Agreement, except for its performance of the assignments and transfers to Assignee set forth herein and the continuation of the pre-existing sublicense, if any, to Juice Creations and/or its permitted assigns, if any, under the Fresh Juices Sublicense, Assignor shall not cause or suffer any of the Intellectual Property, including, without limitation, any of the licenses, agreements or other subject matter set forth in Section 1(A) through 1(D) above, or any right, title or interest in or to


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any of the Intellectual Property, to be made subject to any grant, sale, assignment, transfer, set over, conveyance, license, sublicense, security interest, mortgage, pledge, hypothecation, lien, exception, claim, charge, imperfection in title, agreement, commitment, instrument, arrangement, understanding, undertaking, indenture, duty, obligation, indemnification, or encumbrance of any kind (hereinafter referred to collectively as "Impairments"); provided however, that in the event any of such Impairments is the result of an involuntary lien or encumbrance created by attachment, execution or similar levy, Assignor shall have the opportunity to remove or cure said Impairment within thirty (30) days of the date on which Assignor receives notice thereof.

         Section 5: Sublicense. Assignee shall, upon the effective date of the assignment of the Fresh Juices Agreement set forth in Section 1 above, grant to Assignor an exclusive, worldwide, royalty-free right and sublicense to use the Trademarks and Trade Names in connection with the sale of "Licensed Goods" as these are defined in the Fresh Juices Agreement, subject and pursuant to all the terms and conditions of the Fresh Juices Agreement, including the provisions of said Agreement regarding ownership and use of the "HANSEN'S" trademark and quality of goods; except and provided that: (i) the term of the sublicense granted by this Section 5 shall expire five (5) years from the Effective Date hereof or two (2) years from the date of receipt of the final payment prescribed by Section 3(B) (iii) above, whichever is later; (ii) Assignor shall not use any of the Trademarks or Trade Names that it is not currently using that constitutes a copy or colorable imitation of or is substantially or confusingly similar to the Trademarks and Trade Names used by Assignee as of the Effective Date or used first by Assignee thereafter, including, without limitation, HANSEN'S NATURAL;
(iii) Assignor shall not cause or suffer the Fresh Juices Agreement or any of the other Intellectual Property, or any right, title or interest


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therein or thereto, to be made subject to any assignment, license, sublicense or other Impairment, provided, however, that Assignor's continued role as Licensor under the Fresh Juices Sublicense as contemplated by Section 1 above shall not itself constitute an Impairment in violation of this Section, and further provided, that, in the event such Impairment is the result of an involuntary lien or encumbrance created by attachment execution or similar levy, Assignor shall have the opportunity to remove or cure said Impairment within thirty (30) days of the date on which Assignor receives notice thereof, as set forth in
Section 4 above; and (iv) Assignee shall, upon and after the Effective Date, be entitled to the receipt of all royalties, fees and other amounts accrued or accruing at any time in connection with any of the agreements listed in Sections 1A, 1B, 1C and 1D above, including, without limitation, the Fresh Juices Sublicense

         Section 6: Representation and Warranties of Assignor. Assignor hereby represents and warrants to Assignee as follows:

         (A) As of the date hereof and immediately prior to the transfers and assignments to Assignee provided for by this Assignment and Agreement, Assignor is and shall remain the sole and exclusive owner and possessor of all rights, titles and interests in and to (including, without limitation all rights, titles and interests relating to or deriving from) the status of:

                  (i) the sole and exclusive grantor and beneficiary (other than Assignee) under and pursuant to the terms of the Trust Agreement;

                  (ii) the sole and exclusive party to the Royalty Sharing Agreement (other than the Trust and Assignee) entitled under and pursuant to the terms of said Agreement, inter alia, to procure Third Party Licenses;


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                  (iii) the sole and exclusive Licensor under and pursuant to the terms of the Fresh Juices Sublicense; and

                  (iv) the sole and exclusive Licensee under and pursuant to the terms of the Fresh Juices Agreement; including, without limitation, all such rights, titles and interests in and to the Intellectual Property as are expressly or impliedly acknowledged in or accorded to HJI or Assignor by any of the agreements or sublicenses referred to in this Section 6(A), as well as the entire right, title and interest in and to the goodwill of the business associated with such Intellectual Property.

         (B) Each of the rights, titles and interests of Assignor set forth in
Section 6(A), above, including, without limitation, each of Assignor's and HJI's rights, titles and interests in and to the Intellectual Property and any registration and registration applications relating thereto, with the sole exception of the registrations listed on the annexed Schedule 10 hereto, is valid and subsisting as of the date hereof, and will remain valid and subsisting immediately prior to and upon the assignment of such rights, titles and interests to Assignee pursuant to this Assignment and Agreement so as to vest and inure fully and immediately in and to the exclusive ownership, benefit, possession and enjoyment of the Assignee upon and after such assignment.

         (C) Assignor has provided to Assignee a complete and accurate list of all distributors of Assignor, a copy of which is annexed as Schedule 11 hereto. Assignor agrees that it will provide Assignee complete and accurate copies of all agreements Assignor or HJI entered into with such distributors, within two
(2) business days of demand by Assignee. Assignor hereby represents and warrants that, other than the Trust Agreement, the Fresh Juices Agreement, the Royalty Sharing Agreement, the Fresh Juices Sublicense and Assignor's or HJI's agreements with


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the distributors listed in Schedule 12 hereto, it has not entered into any sublicense or other agreement concerning the use of the Intellectual Property, and that, other than the Fresh Juices Sublicense, Assignor has not entered into any sublicense or other agreement concerning the use of the Intellectual Property that is subject to the payment of any royalties or similar fees for the license to use the Trademarks or Trade Names.

         (D) Except for the Fresh Juices Sublicense and Assignor's agreements with the distributors listed in the annexed Schedule 12, all of which distributorship agreements shall at all times be subject to the provisions of
Section 10 below, the Intellectual Property, including, without limitation, the licenses, agreements and/or other subject matter set forth in Section 1(A) through 1(D) above is not as of the date hereof, and will not immediately prior to or upon any assignment provided for by this Assignment and Agreement be, subject to any license, sublicense or Impairments of any kind and shall not thereafter be made subject to any license, sublicense or Impairments of any kind resulting from any acts or omissions of Assignor, other than such duties and obligations of the Parties as are created by and expressly set forth in this Assignment and Agreement. None of the Intellectual Property, including, without limitation, any of the subject matter set forth in Section 1(A) through 1(D) above, is as of the date hereof, or will immediately prior to or upon any assignment provided for by this Assignment and Agreement be, subject to any other requirement, limitation or restriction that would be inconsistent with, or that will impede, qualify or restrict, upon or after such assignment, the Assignee's acquisition, ownership, possession, use, benefit, enjoyment or disposition of HJI's and Assignor's entire right, title and interest therein and thereto and shall not thereafter, as the result of any acts or omissions of Assignor, be made subject to any other requirement, limitation or restriction that would be


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inconsistent with, or that will impede, qualify or restrict, upon or after such assignment, the Assignee's acquisition, ownership, possession, use, benefit, enjoyment or disposition of HJI's and Assignor's entire right, title and interest therein and thereto.
         (E) Upon and after the Effective Date, Assignee shall possess and enjoy, without limitation, the sole and exclusive right in and to all claims, causes of action and rights to petition, sue or otherwise seek monetary, injunctive, declaratory or any other recovery or relief for any infringement, conversion, misappropriation or dilution of, or other injury, offense, violation, breach of duty or wrong to or relating to, any of the Intellectual Property (or any license, agreement or other matter relating thereto), which right accrued, accrues or might accrue, and/or which infringement, conversion, misappropriation, dilution, injury, offense, violation, breach of duty or wrong occurred, occurs or might occur, at any time whatsoever prior to, upon or after the Effective Date, provided however that Assignor shall have the right to prosecute and defend claims and causes of action arising out of the Fresh Juices Sublicense unless and until such time, if any, as the assignment of the Fresh Juices Sublicense to Assignee is completed pursuant to the terms of this Assignment and Agreement and further provided however that Assignor shall have the right to prosecute and defend any non-released claims brought by parties to the Arbitration (as defined in Section 7 below) other than Assignee or the Trustee of the Trust concerning indemnification or payment of attorneys' fees and/or costs incurred in connection with that proceeding.

         (F) The Assignor is not aware of any third party contesting the validity, enforceability, ownership, use, exercise or enjoyment of any of HJI's or Assignor's right, title or interest in or to any of the Intellectual Property, including, without limitation, any of the subject matter set forth


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in Sections 1(A) through 1(D) above. No third party has, or has claimed, any right, title or interest in or to any of the Intellectual Property, including, without limitation, any of the subject matter set forth above in Section 1(A) through 1(D) that would be inconsistent with or impede, in any country or jurisdiction whatsoever, the Assignee's sole, entire and exclusive title, ownership, possession, use and enjoyment thereof. With the sole exception of the Fresh Juices Sublicense Dispute, as of the date hereof there are no orders, proceedings, suits or claims pending or threatened that relate to any of the Intellectual Property, and Assignor is neither aware of nor has received any notice alleging any infringement, conversion, misappropriation or dilution of, or conflict with, any right, title or interest of any third party arising out of, by reason of, or in connection with HJI's or Assignor's past, Assignor's present or Assignee's herein contemplated, title, ownership, possession, use or enjoyment of the Intellectual Property, or any of HJI's, Assignor's or Assignee's right, title or interest therein or thereto. To Assignor's knowledge, neither HJI nor Assignor has: (i) breached any agreement, commitment, instrument, arrangement, contractual understanding, undertaking, indenture, license, sublicense, assignment, indemnification or any legal, equitable or other duty or obligation which relates to any of the Intellectual Property with the sole exception the allegations in connection with the Fresh Juices Sublicense Dispute, which Assignor expressly denies; or (ii) infringed, converted, misappropriated, diluted or otherwise conflicted with any intellectual property rights of any third party; or (iii) taken any action or permitted or suffered any omission that would adversely affect any right, title or interest of the Assignee in or to the Intellectual Property; nor is there any infringement, conversion, misappropriation, dilution or conflict that will occur as a result of the


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Assignee's use of the Intellectual Property or continued operation in accordance with the terms of the agreements and licenses assigned to it pursuant to Section 1 hereof.

         (G) The Assignor has the full authority, right and power to assign and transfer to Assignee all right, title and interest of HJI and Assignor in and to the Intellectual Property, including, without limitation, the subject matter set forth in Section 1(A) through 1(D) above without need to obtain the authorization, license or consent of any other person or entity.

         (H) All necessary steps have been, or promptly can be and will be, taken by the Assignor, at no cost or expense to Assignor other than Assignor's payment of its own attorney's fees, to perfect, for the assignment to, and to the benefit of, Assignee, all of HJI's and Assignor's right, title and interest in and to the Intellectual Property, including, without limitation, all of the subject matter set forth in Section 1(A) through 1(D) above, and the right to enforce and to sue for the past, present and future misappropriation, conversion, infringement or dilution thereof or other conflict therewith or injury thereto.

         (I) Assignor agrees that it will not directly or indirectly: (i) contest, or voluntarily assist or aid others in contesting, any right, title or interest of Assignee in or to any of the Intellectual Property, including, without limitation, any of the subject matter set forth in Section 1(A) through 1(D) above, or the validity or enforceability of any thereof, in whole or in part, in or with respect to any country or jurisdiction whatsoever, including, without limitation, any country or jurisdiction in which the Assignee at any time heretofore did, now does or hereafter seeks to, register, exercise or assert any such right, title or interest (provided however that the foregoing prohibitions set forth in this subparagraph 6(I)(i) shall not bar or restrict Assignor from taking any action required by legal or governmental rules, regulations or compulsory process); or (ii)


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use, or cause to be used, in any country or jurisdiction whatsoever, any trademark, trade name or other intellectual property that dilutes or infringes upon any of the Assignee's right, title or interest in or to any of the Intellectual Property, or constitutes a copy or colorable imitation of any of the Intellectual Property, or is substantially or confusingly similar thereto; in particular, but without limitation, Assignor agrees that it shall not adopt or use any word, name, symbol or device comprised of or incorporating stylized letters arrayed in a design or form identical or substantially similar to the stylized HANSEN'S trademark that was previously or is currently used by Assignor and depicted on the attached Schedule 13, in the location and/or manner in which it was previously or is currently used in Assignor's label and/or trade dress or in any other manner, medium or location as is likely to cause consumer confusion. Provided however, that this Section 6(I) shall not restrict the right of Assignor to use the Trademarks and/or Trade Names in accordance with the Sublicense set forth in Section 5 hereof.

         (J) Assignor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Assignor has the full power and authority to own its property and carry on its business as now being conducted. The execution and delivery of this Assignment and Agreement by Assignor and the performance by Assignor of all of its obligations contemplated hereby have been duly authorized by all requisite corporate action. This Assignment and Agreement and all other agreements and written obligations entered into and undertaken in connection with the transactions contemplated hereby constitute the valid and legally binding obligations of Assignor enforceable against Assignor in accordance with their respective terms except as such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights

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generally or general principles of public policy. The execution and delivery of this Assignment and Agreement, the consummation of the transactions provided for herein, and the fulfillment of the terms hereof, will not result in the breach of any of the terms and provisions of, or constitute a default under, or conflict with, or cause any acceleration of any obligation of Assignor under:
(i) any agreement, indenture, or other instrument; (ii) the articles of incorporation or by-laws of Assignor; (iii) any judgment, decree, order or award of any court, governmental body or arbitrator; or (iv) any applicable rule, regulation or law.

         Section 7: Agreement to Settle Arbitration.

         Contemporaneously with the execution of this Assignment and Agreement, Assignor agrees to execute and cause to be delivered to Assignee and Assignee agrees to execute and cause to be delivered to Assignor (a) an original of the Settlement Agreement dated September __, 1999 between Assignee and Assignor in connection with the arbitration commenced by Assignee and the Trustee of the Trust against Assignor, Juice Creations, FSC and the Former Trustees, No. 72 Y 114 01292 98, pending before the American Arbitration Association in Los Angeles, California (the "Arbitration"), and (b) the Stipulated Final Dismissal of the Arbitration annexed to, and the Releases executed in connection with, said Settlement Agreement. Contemporaneously with the execution of this Assignment and Agreement, Assignor also agrees to execute, and cause to be delivered to Assignee, Assignor's consent to and approval of the terms and conditions of the Settlement Agreement dated September __, 1999 between Assignee, the Trustee of the Trust and Juice Creations, FSC, Barry Lublin and Harvey Laderman in connection with the Arbitration.

         Section 8: Cooperation.

         (A) Assignor acknowledges and agrees that the Trust is the exclusive owner of all right, title and interest in and to the Trademarks and Trade Names and all goodwill of the businesses directly associated therewith, subject only to such licenses to use the Trademarks and Trade Names as may properly have been granted by the Trust. Assignor further acknowledges and agrees that it is the primary intention and purpose of this Assignment and Agreement to transfer such rights, titles and interests to Assignee as will enable Assignee to assume full ownership, possession and enjoyment of all right, title and interest in and to the Trademarks, Trade Names and HANSEN'S Girl (including, without limitation, the entire, valid and exclusive ownership and title therein and in all registrations and applications for registration thereof, and all goodwill of the businesses symbolized thereby), by, among other means, enabling Assignee to cause the assignment and transfer of all such right, title and interest by the Trust to Assignee or Assignee's designee.

         (B) Assignor, therefore, agrees that, upon and after the Parties' entry into this Assignment and Agreement, Assignor will, at Assignee's expense, provide such full and continuing cooperation and assistance to the Assignee as may be necessary or desirable: (i) to effect the assignment and transfer to Assignee or Assignee's designee, and their respective successors, representatives and assigns, of all right, title and interest in and to the Trademarks and other Intellectual Property and subject matter assigned to Assignee pursuant to Section 1 hereof (including, without limitation, all right, title and interest in and to the Trademarks and other Intellectual Property held by the Trust), and all registrations and applications for registration thereof; and (ii) to secure, validate, register, perfect, defend, protect and/or enforce

Assignee's right, title and interest in and to the Trademarks, other Intellectual Property and any subject matter assigned to Assignee pursuant to
Section I hereof. Provided, however that Assignor shall be responsible for payment of its own attorneys' fees incurred in rendering such cooperation or assistance.

         (C) Such cooperation and assistance shall include, without limitation, Assignor's receipt, preparation, execution and delivery to or on behalf of Assignee or Assignee's designee all documents, instruments and materials (including, but not limited to, all assignments, affidavits and powers), and performance of all acts (including, but not limited to, the dissolution of the Trust, amendment of the Trust Agreement and/or participation as a party or witness to any action or proceeding), as may reasonably be requested by the Assignee for the purposes of: (i) effecting any of the assignments referred to in Section 8 (B), above; (ii) authorizing and requesting the Commissioner of Patents and Trademarks of the United States of America and the appropriate officers of all other jurisdictions in which the Trademarks are registered or in which applications included among and for registration of the Trademarks are pending, to record the title of Assignee or Assignee's designee, and their respective successors, representatives and assigns, as owner of all right, title and interest in and to the Trademarks, together with all good will of the businesses directly associated with the Trademarks, and to issue the Certificate of Registration resulting from any application for registration of the Trademarks or renewal of any existing registration of any of the Trademarks to Assignee or Assignee's designee and their respective successors, representatives and assigns; (iii) obtaining any other applications, registrations, recordations or other filings of or for any of the Trademarks and/or other Intellectual Property or subject matter assigned to Assignee pursuant to Section 1 hereof;

(iv) initiating, prosecuting, defending or participating in any action or proceeding of or relating to any of the Trademarks and/or other Intellectual Property or subject matter assigned to Assignee pursuant to Section 1 hereof; or
(v) establishing, evidencing or obtaining the validity, performance or enforcement of any of the transactions, rights or obligations provided for by this Assignment and Agreement.

         Section 9: Confidentiality. The existence, nature and content of this Assignment and Agreement and its terms and conditions shall remain confidential. Other than the Press Release provided for in Section 11(O) below, there shall be no publication, disclosure, dissemination, representation, or characterization to any third party of or concerning: this Assignment and Agreement or the nature and contents of this Assignment and Agreement, provided however, that nothing herein shall be construed as to prohibit the Parties from disclosing the foregoing information (a) to independent auditors or legal counsel, (b) when required by legal or governmental rules, regulations or compulsory process, or
(c) when appropriate, to enforce, confirm or defend the disclosing Party's intellectual property rights and/or this Assignment and Agreement.

         Section 10: Assignor's Distribution Agreements. With the sole exception of the Fresh Juices Sublicense, Assignor agrees that, effective upon or before the expiration or earlier termination of the Sublicense provided for in Section 5 above, it shall modify, amend and supersede, and/or, if necessary, cancel, terminate, rescind, nullify or void, all such provisions of any distribution, license, sublicense or other agreement between Assignor or HJI and any other person or entity as grant, permit or entail any express or implied rights, titles or interests in or to any of the Trademarks or Trade Names (the "Distribution Agreements") so as to eliminate, terminate, rescind, nullify or void all rights, titles and interests in and to the Trademarks and Trade Names expressly or impliedly granted or created by, or which may arise from, the Distribution Agreements. Nothing contained in this Assignment and Agreement shall be construed (i) as a recognition or acknowledgment by Assignee or the Trustee of the Trust that any third parties, including, without limitation, any distributors of Assignor, have any rights, titles or interests in and to the Intellectual Property and/or (ii) as a waiver of any of Assignee's or the Trustee of the Trust's rights, titles or interests in and to the Intellectual Property and/or as a waiver of their rights to seek enforcement thereof.

         Section 11: Miscellaneous.

         (A) Binding Effect; Assignability. This Assignment and Agreement shall inure to the benefit of and be binding upon Assignor and Assignee, and each of their respective parents, subsidiaries and affiliated persons, companies and entities, and each of the foregoing persons', companies' and entities' respective officers, directors, shareholders, members, trustees, agents, employees, attorneys and accountants, and the foregoing persons', companies' and entities' heirs, successors, representatives, executors, administrators and assigns. No assignment or delegation of this Assignment and Agreement or any right, benefit or obligation hereunder shall relieve the assigning Party from any obligation hereunder without the express written acknowledgment and agreement of the other Party.

         (B) Writing Required. Neither this Assignment and Agreement nor any of the provisions hereof shall be binding upon the Parties unless and until the instrument has been signed hereinbelow by or on behalf of each of the Parties by persons who are duly authorized by the respective Parties to execute this Assignment and Agreement and who warrant such authorization by signing hereinbelow. In such event this Agreement shall be effective as of the date first above written.

         (C) Interpretation; Captions. The captions of the various sections of this Assignment and Agreement have been inserted only for the purposes of convenience, and shall not be deemed in any manner to modify, define, enlarge or restrict any of the provisions of this Assignment and Agreement. Insofar as both Parties have been represented by able counsel in the negotiation of the terms of this document, no Party shall be considered to be the drafter of this Assignment and Agreement or any provision hereof for the purpose of any law or any rule of interpretation or construction that would cause this Assignment and Agreement or any provision hereof to be construed against the drafter. The Introduction and Recitals are hereby incorporated as part of this Assignment and Agreement.

         (D) Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or three (3) days after being sent by registered or certified mail, return receipt requested, postage prepaid, or transmitted by fax with oral confirmation, addressed as follows or to such other address of which the parties may be given notice in accordance with this paragraph:

In the case of

ASSIGNOR:         Jeffrey Heavirland
                  Fresh Juice Company of California, Inc.
                  875 West 8th  Street
                  Azusa, California 91702
                  Telecopy:  (818) 812-6077

copy to:          Lawrence J. Hilton, Esq.
                  O'Melveny & Myers LLP
                  Suite 1700
                  610 Newport Center Drive
                  Newport Beach, California 92660-6429
                  Telecopy: (714) 659-6994

In the case of

ASSIGNEE:         Rodney C. Sacks
                  Hansen Beverage Company
                  2380 Railroad Street, Suite 101
                  Corona, California 91720
                  Telecopy: (909) 739-6210

copy to:          Benjamin M. Polk, Esq.
                  Whitman Breed Abbott & Morgan LLP
                  200 Park Avenue
                  Now York, New York 10166
                  Telecopy: (212) 351-3131

         (E) Remedies. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided at equity or at law. In the event of a breach or threatened breach by either Party of its obligations under this Assignment and Agreement, each Party acknowledges that the other Party may not have an adequate remedy at law and shall be entitled to seek specific performance of this Assignment and Agreement and such preliminary, permanent and mandatory equitable and injunctive relief as may be available to restrain the other Party from any actual or threatened violation of the provisions hereof. Accordingly, notwithstanding the Parties' agreement to submit to arbitration set forth in Section 11(F), below, either party may apply to any court situate in Los Angeles County (the "Court") to obtain any of the foregoing, or other, relief in connection with any dispute, controversy or claim arising out of or relating to this Assignment and Agreement in the event that the granting of any such relief is not within the authorization, power or policy of any arbitral authority selected by the Parties, or is not expressly denied by such arbitral authority but nevertheless cannot be obtained from such authority in time to avoid imminent, irreparable harm. The Parties hereby consent to the personal jurisdiction of the Court for the purposes of hearing and deciding such application. The prevailing Party in any action or proceeding seeking such relief shall be entitled to reimbursement from the other Party of any costs or expenses (including, without limitation, reasonable attorneys' fees) incurred in connection with such proceeding. Nothing herein shall be construed as prohibiting either Party from pursuing any other remedies available for such breach or threatened breach, including the recovery of damages.

         (F) Arbitration/Alternative Dispute Resolution. The Parties hereby expressly agree that any dispute, controversy or claim arising out of, in connection with, or relating to this Assignment and Agreement, or the entry into, breach or termination hereof, shall be settled by binding arbitration conducted by JAMS/Endispute ("JAMS") in accordance with JAMS Comprehensive Arbitration Rules and Procedures (the "Rules"). The arbitration shall be heard by one (1) arbitrator to be selected in accordance with the Rules, in Orange County, California. Judgment upon any award rendered may be entered in any court having jurisdiction thereof. Within seven (7) calendar days after appointment the arbitrator shall set the hearing date, which shall be within ninety (90) days after the filing date of the demand for arbitration unless a later date is required for good cause shown and shall order a mutual exchange of what he/she determines to be relevant documents, identifications of witnesses and information and the dates thereafter for the taking of up to a maximum of five
(5) depositions by each Party to last no more than two (2) days per deponent. Both Parties waive the right, if any, to obtain any award for exemplary or punitive damages or any other amount for the purpose of imposing a penalty from the other in any arbitration or judicial proceedings or other adjudication arising out of or with respect to this Assignment and Agreement, or any breach hereof, including any claim that this Assignment and Agreement or any part hereof, is invalid, illegal or otherwise voidable or void. In addition to all other relief that may be granted in the arbitration, including, without limitation, the relief set forth in Section 11(E) above, the arbitrator shall award reasonable attorneys' fees to the prevailing Party. The arbitrator shall make his or her award no later than seven (7) calendar days after the close of evidence or the submission of final briefs, whichever occurs later. The arbitration award shall be final and binding upon the parties and the parties hereto agree that they will accept such decision and award as binding and conclusive and will abide thereby. Service of any notice, process, motion or other document in connection with such arbitration proceeding and arbitration award may be made by personal service or by any means specified in Section 11(D) hereof.

         (G) Governing Law. This Assignment and Agreement, including, without limitation, the formation, validity, interpretation, performance and enforcement hereof, shall be governed by the laws of the State of California without giving effect to the laws, rules or principles of that State with regard to conflicts of law.

         (H) Independent Agents. The parties hereto are independent contractors and neither party is the agent, joint venturer, partner, or employee of the other.

         (I) No Third Party Beneficiaries. No third party beneficiary rights or interests are contemplated, intended or created by this Assignment and Agreement.

         (J) Modifications and Amendments. No amendment, modification, rescission, or waiver of, or const to any departure from, this Assignment and Agreement, in whole or in part, shall be valid or binding upon any of the Parties unless made in writing and property signed by or on behalf of the party to be charged therewith.

         (K) Waivers. No failure or delay of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Any waiver of or consent to any departure from the terms of this Assignment and Agreement, in whole or in part, shall be effective only in the specific instance and for the specific purpose for which it is given.

         (L) Severability. If any provision of this Assignment and Agreement or the application thereof shall to any extent be held invalid, illegal or unenforceable, the remainder of the Assignment and Agreement shall not be affected or impaired thereby, and each provision hereof shall be construed and enforced consistent with the intent of this Assignment and Agreement and shall be valid and enforceable to the fullest extent permitted by law.

         (M) Survival of Provisions. The assignments set forth in Section 1, the representations, warranties and obligations set forth in Section 6, and the rights and obligations set forth in Sections 7, 82, 9, 10, 11(A), 11(E), 11(F) and 11(O) of this Assignment and Agreement, shall be of continuing duration and shall survive the execution, termination, expiration, cancellation, repudiation and/or rescission of this Assignment and Agreement for any reason.

         (N) Entire Understanding. This Assignment and Agreement (including the Introduction and Recitals and annexed Schedules, which are incorporated and made a part hereof), sets forth the entire agreement and understanding between the Parties relating to the subject matter set forth herein, and merges, cancels and supersedes all prior and contemporaneous representations, discussions, communications, assignments and agreements between them with respect to the subject matter hereof.

         (O) Press Release. The Parties recognize that the public announcement of the assignments provided in this Assignment and Agreement may have a significant effect with each of the Parties' respective customers. For that reason, the Parties agree that the initial public announcement of the within assignments shall be made through a joint press release in a form to be mutually agreed upon by the Parties.

         IN WITNESS WHEREOF, the Parties hereto have caused this Assignment and Agreement to be executed by their duly authorized representatives as follows.

                                  EXECUTED THIE 22ND DAY OF SEPTEMBER, 1999 AT



                       Assignor:  The Fresh Juice Company of California, Inc.,

                                  By:
                                     ------------------------------------------
                                      Chief Executive Officer


                                  EXECUTED THIS __ DAY OF SEPTEMBER, 1999 AT



                       Assignee:  Hansen Beverage Company

                                  By:
                                     ------------------------------------------
                                      Chief Executive Officer

                                 ACKNOWLEDGMENTS

State of California
                           ss.:

County of Los Angeles

         On this 22nd day of September, 1999, personally before me came Jeffrey
P. Heavirland, known to me, and known to me to be the Chief Executive Officer of The Fresh Juice Company of California, Inc. and who signed the annexed Assignment and Agreement, and being duly sworn, acknowledged that he executed the same.



                                                          ---------------------
                                                              Notary Public
State of California

                  ss.:

County of Riverside

         On this 28th day of September, 1999, personally before me came Rodney
C. Sacks, known to me, and known to me to be the Chief Executive Officer of Hansen Beverage Company and who signed the annexed Assignment and Agreement, and being duly sworn, acknowledged that he executed the same.

                                                          ---------------------
                                                              Notary Public